Exhibit 99.1

Worksport Achieves First Canadian Patent Claim Allowance

Worksport Ltd has be awarded patent claims in Canada, marking the companies first ever Canadian patent asset.

TORONTO, CANADA, March 4th, 2020 – Earlier this week Worksport Ltd., subsidiary of Franchise Holdings International (OTCQB:FNHI), received official notice that CIPO (Canadian Intellectual Property Office) has allowed all claims pertaining to the companies most recent patent application. This marks Worksports first Canadian patent asset and another milestone for the company and its shareholders alike. Worksport now has patent and trademark assets in Canada, U.S, and China. The companies long term objective is to have patent protection across all major global markets, as Worksport builds its brand and distribution footprint both locally and abroad.

“Worksport is now enviably positioned in both the U.S and Canadian markets to begin releasing its unique truck bed cover systems” said Steven Rossi, CEO of Worksport. “We aim to forge pathways to new markets as consumers demand something new, something better”.

This follows the USPTO (U.S Patent and Trademark Office) allowing all claims for the same patent application in November, 2019. The invention is the latest innovation designed by Worksport internally referred to as the “Alpha” cover.

Management encourages shareholders to read its earlier press release for a more in-depth details relating to the product asset underlying the new patent allowance. “The intellectual property rights within this patent and future continuations will be the framework on which our forthcoming TerraVis solar cover generator system will be built” said Steven Rossi.

About Worksport:

Worksport Ltd. is a fully owned subsidiary and the current lead investment of FNHI. Worksport is a manufacturer of high quality, cost effective tonneau covers and accessories for trucks. It designs and produces hard-working and affordable pick-up truck gear for both work and sport. The company’s product line is versatile and future-focussed, meeting a substantial need within the market. Worksport offers traditional products that are both affordable and dependable, while also offering innovative and sophisticated variations that the pick-up truck market currently lacks. Worksport currently serves customers in Canada and the United States. For more information visit www.worksport.com.

About Franchise Holdings International:

Listed on the OTCQB Market under the trading symbol ‘FNHI’ and currently in the process of a dual listing on a Canadian Stock Exchange, Franchise Holdings International’s strategy is to acquire business in the fastest growing segments, creating shareholder value in the process. Once a business of interest is acquired, FNHI’s mission is to further develop and accelerate the growth for all acquired subsidiaries. Currently the Corporation has one fully owned subsidiary, Worksport Ltd.

Contact:

Mr. Steven Rossi

CEO & Director

Franchise Holdings International.

T: 1-888-554-8789

E: Investors@franchiseholdingsinternational.com

Forward-Looking Statements

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